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                                                                   EXHIBIT 10.19

                                PROMISSORY NOTE
                                ---------------

$99,998.50                                             San Mateo, California
                                                            December 7, 1999

          For value received, the undersigned (the "Borrower") promises to pay AvantGo, Inc., a Delaware corporation (the "Company"), at its principal office
                                            -------
the principal sum of Ninety-Nine Thousand Nine Hundred Ninety-Eight Dollars and Fifty Cents ($99,998.50), with interest from the date hereof at a rate of six percent (6%) per annum, compounded semiannually, on the unpaid balance of such principal sum. Such principal and interest shall be due and payable on December 7, 2004 (the "Maturity Date"), provided that if the Maturity Date occurs during
(i) the "lock-up" period following an Initial Public Offering of the Company's securities, or (ii) the period of time following a "Change of Control" (as defined in the Stock Option Agreement (the "Option Agreement") dated as of September 21, 1999 between the undersigned and the Company) in which Borrower's ability to sell shares of the Company's capital stock is prohibited, the Maturity Date shall be extended until the date on which such lock-up period or prohibition expires.

          Notwithstanding the foregoing, the entire unpaid principal sum and unpaid interest under this Note shall become immediately due and payable upon:
(a) the date when the Borrower ceases to be employed by the Company; (b) the failure of the Borrower to pay when due the principal balance and accrued interest on this Note and the continuation of such default for more than thirty
(30) days; (c) the insolvency of the Borrower, the commission of an act of bankruptcy by the Borrower, the execution by the Borrower of a general assignment for the benefit of creditors, or the filing by or against the Borrower of a petition in bankruptcy or a petition for relief under the provisions of the federal bankruptcy act or another state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of ninety (90) days or more; or (d) the occurrence of a material event of default under the Pledge Agreement securing this Note or any obligation secured thereby.

          Principal and interest are payable in lawful money of the United States of America. AMOUNTS DUE UNDER THIS NOTE MAY BE PREPAID AT ANY TIME WITHOUT PENALTY.

          Should suit be commenced to collect any sums due under this Note, such sum as the Court may deem reasonable shall be added hereto as attorneys' fees. The makers and endorsers have severally waived presentment for payment, protest, notice of protest, and notice of nonpayment of this Note.

          This Note, which is full recourse with respect to 100% of the principal balance hereof, is secured by a pledge of certain contractual rights, together with any and all shares of Common Stock of the Company then held by the undersigned, and is subject to the terms of a Pledge Agreement between the undersigned and the Company of even date herewith.

                                             /s/ Thomas Hunter
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                                             THOMAS HUNTER